Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of QuadTech International, Inc. (the "Company") on Form 10-QSB for the quarter ended January 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Meier, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to QuadTech International, Inc. and will be retained by QuadTech International,, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

March 19, 2007 /s/ John Meier John Meier President and Chief Executive Officer